EXHIBIT 3

                           CERTIFICATE OF AMENDMENT
                                      OF
                             CERTIFICATE OF TRUST
                                      OF
                                MBNA CAPITAL D


          THIS Certificate of Amendment of the Certificate of Trust of MBNA Capital D (the "Trust"), has been duly executed and is being filed by the undersigned trustee pursuant to Section 3810(b) of the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

          1. Name. The name of the business trust is MBNA Capital D.

          2. Amendment. The Certificate of Trust of the Trust is hereby amended by changing the name and address of the Delaware Trustee to:

          The Bank of New York (Delaware)
          White Clay Center
          Route 273
          Newark, Delaware 19711

          3. Effective Date. This Certificate of Amendment shall be effective on June 27, 2002.

          IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.


                                          /s/ John W. Scheflen
                                          ----------------------------------
                                          John W. Scheflen, as trustee